Exhibit (a)(5)(EE)

On April 24, 2014, Dassault Systèmes issued the following presentation slides in connection with its announcement of results for the first quarter.

Analysts Meeting Q1 2014 Bernard Charlès, President and CEO Thibault de Tersant, Senior EVP, CFO

* Important Information This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Accelrys' common stock. On February 13, 2014, Dassault Systèmes filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described on this website. The stockholders of Accelrys, Inc. ("Accelrys") are strongly advised to read the tender offer statement (as updated and amended) filed by Dassault Systèmes because it contains important information that Accelrys' stockholders should consider before tendering their shares. The tender offer statement and other documents filed by Dassault Systèmes and Accelrys with the SEC are available for free at the SEC’s website (http://www.sec.gov) and may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022 or by calling (888) 750-5834.

* Statements herein that are not historical facts but express expectations or objectives for the future, including but not limited to statements regarding the Company’s non-IFRS financial performance objectives, are forward-looking statements. Such forward-looking statements are based on Dassault Systèmes management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results or performances may differ materially from those in such statements due to a range of factors. The Company’s current outlook for 2014 takes into consideration, among other things, an uncertain macroeconomic outlook, but if global economic and business conditions further deteriorate, the Company’s business results may not develop as currently anticipated and may drop below their earlier levels for an extended period of time. Furthermore, due to factors affecting sales of the Company’s products and services as described above, there may be a substantial time lag between an improvement in global economic and business conditions and an upswing in the Company’s business results. In preparing such forward-looking statements, the Company has in particular assumed an average US dollar to euro exchange rate of US$1.40 per €1.00 for the second quarter and US$1.37 per €1.00 for the full year as well as an average Japanese yen to euro exchange rate of JPY140 to €1.00 for the 2014 second quarter and full year; however, currency values fluctuate, and the Company’s results of operations may be significantly affected by changes in exchange rates. The Company’s actual results or performance may also be materially negatively affected by numerous risks and uncertainties, as described in the “Risk Factors” section of the 2013 Document de Référence, filed with the AMF on March 28, 2014, and also available on the Company’s website www.3ds.com. Forward Looking Information

* Readers are cautioned that the supplemental non-IFRS information presented in this press release is subject to inherent limitations. It is not based on any comprehensive set of accounting rules or principles and should not be considered as a substitute for IFRS measurements. Also, the Company’s supplemental non-IFRS financial information may not be comparable to similarly titled non-IFRS measures used by other companies. Further specific limitations for individual non-IFRS measures, and the reasons for presenting non-IFRS financial information, are set forth in the Company’s annual report for the year ended December 31, 2013 included in the Company’s 2013 Document de Référence filed with the AMF on March 28, 2014. In the tables accompanying this press release the Company sets forth its supplemental non-IFRS figures for revenue, operating income, operating margin, net income and diluted earnings per share, which exclude the effect of adjusting the carrying value of acquired companies’ deferred revenue, share-based compensation expense and related social charges, the amortization of acquired intangible assets, other operating income and expense, net, certain one-time items included in financial revenue and other, net, and the income tax effect of the non-IFRS adjustments and certain one-time tax effects. The tables also set forth the most comparable IFRS financial measure and reconciliations of this information with non-IFRS information. When the Company believes it would be helpful for understanding trends in its business, the Company provides percentage increases or decreases in its revenue (in both IFRS as well as non-IFRS) to eliminate the effect of changes in currency values, particularly the U.S. dollar and the Japanese yen, relative to the euro. When trend information is expressed herein "in constant currencies", the results of the "prior" period have first been recalculated using the average exchange rates of the comparable period in the current year, and then compared with the results of the comparable period in the current year. Non-IFRS Information

Q1 2014 Highlights Encouraging Q1 with new licenses revenue up 8% exFX ENOVIA growing double-digit driven by V6 deployments Expanding footprint in High Tech Advancing Accelrys acquisition Updating FY14 guidance for currency assumptions and Accelrys acquisition *

1 Q1 14 Business Review 2 Q1 14 Financial Highlights 3 Q2 & FY14 Financial Objectives 4 * Financial Information Appendix Agenda

* 1. Q1 2014 Performance 2. ENOVIA 3. High Tech Industry 4. Expansion of the Role of Geographies 5. Accelrys Acquisition Q1 2014 Business & Strategy Review

Q1 2014 Performance Non-IFRS Growth exFX +9% Operating Margin Evolution -1.3pt EPS Evolution -6% * Improved dynamic of new licenses revenue with organic new licenses revenue up 6% exFX Delivering operating margin & EPS above objectives thanks to better organic margin and one-time tax credit € millions Q1 14 Revenue 502.8 Growth +3% New licenses Growth exFX +8% Operating Margin 27.7% EPS (€) 0.73

Revenue by Product Line Non-IFRS

- Good **CATIA** performance in Asia
- Strong **ENOVIA** traction with large deployments underway and new customer wins
- **SOLIDWORKS** growth driven by high renewals
- Double-digit **SIMULIA** revenue growth
- **Software revenue** growth excluding **Apriso**, **RTT** and **Inceptra** : **~+4%** exFX

Software Revenue Growth exFX by Product Line

	Q1 14
CATIA	+1%
ENOVIA	+12%
SOLIDWORKS	+5%
Other Software	+13%
Total Software	**+6%**

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DASSAULT SYSTEMES | The 3DEXPERIENCE Company

Revenue by Region Non-IFRS Revenue Growth exFX by Region Dynamic of new licenses revenue for large accounts in the US partly offset by rentals Strong growth in the UK and in Sweden Good performance in Japan, South Korea and China * Q1 14 Americas +8% Europe +8% Asia +10% Total Revenue +9%

* 1. Q1 2014 Performance 2. ENOVIA 3. High Tech Industry 4. Expansion of the Role of Geographies 5. Accelrys Acquisition Q1 2014 Business & Strategy Review

ENOVIA | The Place to Define Your Success Strong ENOVIA new licenses revenue growth, up +55% exFX Close to 70% of ENOVIA new licenses revenue coming from V6 Q1 implementations following successful Go live revealing the business benefits of ENOVIA V6 Good dynamic of new wins in Q1 across multiple industries and geographies Q1 ENOVIA Highlights Q1 ENOVIA V6 customers including: *

Video: Empowering Leading Companies with 3DEXPERIENCE Platform | V6 Architecture *

HYUNDAI HEAVY INDUSTRIES The Offshore & Engineering Division of HHI covers Engineering, Procurement, Construction, Offshore Installation and Project Management for all kinds of offshore oil and gas facilities Business Values Develop complex offshore structures with improved time to market and on budget delivery by leveraging integrated program management Reach design excellence disciplines throughout the design process by connecting requirements, regulations and offshore engineering Solution 3DEXPERIENCE Platform, with Designed For Sea and On Time to Sea marine and offshore Industry Solution Experiences Including ENOVIA Apps based on V6 architecture Hyundai Heavy Industries Adopts 3DEXPERIENCE Platform *

BRP (Bombardier Recreational Products) Global leader in the design, development, manufacturing, distribution and marketing of power sports vehicles and propulsion systems Business Values Improve sales, margins and quality by deploying a unified, scalable and smart platform for new product development process Improve operational excellence by accelerating early stage validation and leveraging traceability and reuse of critical information Solution 3DEXPERIENCE Platform with CATIA and ENOVIA Apps, based on V6 architecture BRPAdopts 3DEXPERIENCE Platform *

Alstom Wind Division of Alstom Renewable Power providing all-round wind power solutions Business Values Sustain company growth and future challenges: wind farms solution optimization, offshore and onshore development programs Manage product data efficiently, in a multi- CAD context Support collaborative design across the extended enterprise Manage highly customized products Solution 3DEXPERIENCE Platform with ENOVIA Apps, based on V6 architecture Alstom Wind Adopts 3DEXPERIENCE Platform *

* 1. Q1 2014 Performance 2. ENOVIA 3. High Tech Industry 4. Expansion of the Role of Geographies 5. Accelrys Acquisition Q1 2014 Business & Strategy Review

High-Tech: Driver of Innovation across Industries Connecting Product, Nature & Life … … is the main challenge for all industries *

1. Enable the creation of a new class of Smart Connected Objects 2. Foster continuous, rapid, profitable and sustainable innovation 3. Build ecosystems: hardware, software, cloud, services and content Consumer Electronics Semiconductor Manufacturers Technology Suppliers Contract Manufacturing Services Security Control & Instrumentation Computing, Communication Competition Collaboration How to Change the Game in the High-Tech Industry? SUPPLIERS OEMs Customization Standardization *

Video: How to Change the Game in the High-Tech Industry? *

4 Industry Solutions Experiences for High-Tech IMAGINATION WAVE Enhanced New Product Introduction SILICON THINKING Turn Technical Complexity into Market Profitability SMARTER, FASTER, LIGHTER Perfect multi-discipline Orchestration to deliver Smarter, Faster and Lighter Products HT BODY From Imagination to fast Mass Production *

ATMEL A WW leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, nonvolatile memory and radio frequency components Business Values Improve design to manufacturing processes by deploying an integrated platform that embeds best practices for the semiconductor industry Decrease number of mis-builds by using a single version of the truth Reduce manual input and reporting through automation and standardization of business processes Solution 3DEXPERIENCE Platform with Silicon Thinking Industry Solution Experience, based on V6 architecture ATMEL Adopts 3DEXPERIENCE Platform *

PARKEON Major player in urban mobility industry supplying a wide and unique range of parking management solutions and public transport ticketing solutions Business Values Transform big data in services Each parking machine sends 1 record every 10 second Managing 3bn of data Introduce new services for users and lower equipment maintenance costs Allow local merchants to offer coupons Identify defective machines Send people when needed Solution EXALEAD PARKEON Adopts EXALEAD EXALEAD | The Data Science *

* 1. Q1 2014 Performance 2. ENOVIA 3. High Tech Industry 4. Expansion of the Role of Geographies 5. Accelrys Acquisition Q1 2014 Business & Strategy Review

VS BT PC Continuing our Localization Process Be closer to customers and partners Accelerate customer engagement and better coordinate sales actions Deepen our knowledge of local markets * Sales Channels + Geos Business Transformation Value Solutions Professional Channel

3 Bridgeheads, Members of the Executive Committee AG Region: . NAM . LATAM EMEAR Region: . EuroCentral . EuroWest . EuroNorth . EuroMed . Russia ASIA Region: . Japan . China . Korea . India . AP South Bruno Latchague Laurent Blanchard Sylvain Laurent Boston * Paris Shanghai

Appointment of Laurent Blanchard Joining DS in the position of EVP, EMEAR (Europe, Middle East, Africa & Russia) and Worldwide Alliances Contributing to Geos empowerment Extending ecosystems of partners through strategic alliances with leading consulting and systems integrator firms *

A Global Company with Local Reach Localization of Headcount** Revenue* * 1Q14 non-IFRS Revenue by Region ** As of March 31, 2014 Planning to move from Dassault Systèmes SA (Société Anonyme) to Dassault Systèmes SE (Societas Europaea) 46% 28% 26% Europe America Asia 46% 27% 27% Europe America Asia *

* 1. Q1 2014 Performance 2. ENOVIA 3. High Tech Industry 4. Expansion of the Role of Geographies 5. Accelrys Acquisition Q1 2014 Business & Strategy Review

A Major Step in Realizing 3DS Purpose Harmonizing Product, Nature & Life *

A Just in Time Combination Combining DS PLM & 3DEXPERIENCE solutions with Accelrys competencies in molecular chemistry and scientific innovation management portfolio Expanding to new materials Enriching product offering for pharmaceutical and formula-based industries as well as for customers in industries such as High-Tech Well-timed acquisition with the release of DS bio-intelligence products "The systemic modeling and simulation tools in this particularly innovative programme will substantially improve the efficiency of biological research. " Neelie Kroes, EU Competition Commissioner (May 14, 2009) http://europa.eu/rapid/press-release_IP-09-778_en.htm *

Video: Bio-Intelligence From * To

Closing expected end of April / beginning of May Price: equity value of about $750m Accelrys included in DS objectives (see section 3 of this presentation) ~ +€85 million revenue Estimated positive impact on EPS of ~4 cents * Accelrys Closing

1 Q1 14 Business Review 2 Q1 14 Financial Highlights 3 Q2 & FY14 Financial Objectives 4 * Financial Information Appendix Agenda

Software Revenue Growth Non-IFRS New Licenses Revenue Periodic & Maintenance and Other Software Revenue Improved new licenses growth with organic new licenses growth up 6% exFX Recurring revenue reflecting solid maintenance growth and lower rental usage for some large accounts 300m€335.5 332.0 - 350m€ 300m€ 250m€ 200m€ 150m€ 100m€ 50m€ 400m€ 1Q13 1Q14 100m€ 114.4 118.1 - 20m€ 40m€ 60m€ 80m€ 100m€ 120m€ 140m€ 1Q13 1Q14 +3.2% +8% exFX -1.0% * +5% exFX

Decrease of units combined with increase of ASP (reflecting continuous enrichment of seats sold with new products) and solid renewal rates driving SOLIDWORKS revenue up 5% exFX SOLIDWORKS Price & Units Evolution Number of Units ASP (€) 1Q14 As reported exFX Assuming in 2014 a 48% average VAR margin (45% in 2013) 13,511 12,959 0 2,000 4,000 6,000 1Q13 1Q14 10,000 € 4,000 8,000 12,000 14,000 16,000 € 5,599 € 5,849 € - € 1,000 € 2,000 € 3,000 € 5,000 € 6,000 € 7,000 1Q13 +4.5% +8% exFX -4% *

Service Revenue & Margin Evolution Non-IFRS Service Gross Margin (1.8)% 12.1% Service Revenue Service margin improved by 13.9 percentage points 40m€ 38.9 30m€ 20m€ 10m€ - 52.7 50m€ 60m€ 1Q13 1Q14 +35.5% +40% exFX *

Operating Income Evolution Non-IFRS Operating Income Operating Income 29.0% 27.7% Organic operating margin increased 100 basis points -1.6% -1.3pt 160m€ 140m€ 120m€ 100m€ 80m€ 60m€ 40m€ 20m€ - 1Q13 1Q14 Operating Margin: YoY Comparison 29.0% * +1.3% 27.7% -1.4% -2.2% +1% 26.5% 27.0% 27.5% 28.0% 28.5% 29.0% 29.5% 30.0% 30.5% 2013 Margin as reported Currencies Organic margin Net benefit of tax credit Acquisitions 2014 Margin as reported 141.7 139.5

EPS Non-IFRS Diluted EPS EPS reflecting 9 points of negative currency impact 0.78 0.73 0.90€ 0.80€ 0.70€ 0.60€ 0.50€ 0.40€ 0.30€ 0.20€ 0.10€ - 1Q13 1Q14 -6.4% *

Change in Net Financial Position Note: Net financial position is defined as Cash and Cash Equivalents + Short Term Investments – Long-term debt +54 +48 +80 -4 -2 -54 1,414 1,444 -165 +13 Operating cash flow: +€182m compared to +€185m in Q1 2013 * Net Financial Net Income Non cash P&L items Change in working Capital expenditure Acquisitions and Share Repurchase DS stock option FX Impact Net Financial Position Q4 2013 capital other investing exercise Position Q1 2014

Operating Cash Flow Evolution IFRS € million Q1 14 Q1 13 Changes Operating Cash Flow +182 +185 -3 * Net income adjusted for non cash items +102 +104 -2 Decrease in trade accounts receivable +35 +32 +3 Increase in unearned revenue +87 +76 +11 Unearned revenue at €581m, up 8% exFX and excluding impact of acquisitions compared to 2013 Decrease in accrued compensation -6 -20 +14 Payment of bonuses partially offset in 2014 by increased social taxes Decrease in accounts payable -6 -8 +2 Decrease in income taxes payable -36 -7 -29 Includes payment made in Q1 2014 in connection with ongoing tax proceedings Other +6 +8 -2

1 Q1 14 Business Review Q1 14 Financial Highlights 2 3 Q2 & FY14 Financial Objectives 4 * Financial Information Appendix Agenda

Updating FY Objectives Leaving unchanged FY revenue growth assumptions ex FX before Accelrys Updating USD and other currencies rate assumptions From US$1.35 per €1.00 to US$1.40 in Q2 - Keeping US$1.35 per €1.00 for Q3 & Q4 - From US$1.36 per €1.00 to US$1.37 in FY Taking into account the decline of some currencies for €12m: Australian Dollar, Brazilian Real, Canadian Dollar, Chinese Yuan, Indian Rupee, Swedish Krona … Adding Accelrys Adding ~+4 cents to EPS per February objectives *

EPS variation 2,210-2,230 2,195-2,215 2,280-2,300 -3 -12 +85 1,900 1,800 2,000 2,100 2,200 2,300 Initial Obj. USD Other currencies New Obj. before Accelrys Accelrys New Obj. ex FX Growth:+10-11% +10-11% +14-15% Objectives changes from February to April Revenue variation Growth: -3% to +0% -2% to -1% -1% to +0% *

Operating Margin Evolution YOY decrease of operating margin (31.5% FY13 29.6% FY14) Increase of organic operating margin for ~150 bps Dilution from completed acquisitions and currencies depreciations for ~ 340 bps Operating margin variation +1.5% 31.5% 30.5% 29.6% * 34% 33.0% 33% -1.2% -1.3% -0.3% -0.6% 26% 25% 27% 28% 29% 30% 31% 32% 2013 Op. margin Organic Activity Acquisition/ Divestiture JPY 2014 Op. margin Feb. Obj. Currencies Accelrys 2014 Op. margin New Obj.

* Proposed objectives Non-IFRS 2Q 2014 FY 2014 Revenue (M€) Growth 555-565 +6-8% 2,280-2,300 +10-11% Growth ex FX +12-14% +14-15% Operating Margin 27-28% 29.5-30% Operating Margin Growth -2 to -3 pts ~-2 pts EPS (€) 0.75-0.80 3.45-3.50 EPS Growth -10% to -4% -1% to +0% €/$ rates 1.40 1.37 €/¥ rates 140 140

1 Q1 14 Business Review Q1 14 Financial Highlights 2 3 Q2 & FY14 Financial Objectives 4 Financial Information Appendix * Agenda

Revenue by Region IFRS Americas Europe Asia 1Q13 1Q14 28% 44% 28% 28% 46% 26% * in €m Total Revenue 502.3 485.3 +3.5% +9% 1Q14 1Q13 Growth Growth ex FX Americas 138.4 133.4 +3.7% +8% Europe 231.6 215.4 +7.5% +8% Asia 132.3 136.5 -3.1% +13%

Revenue by Region Non-IFRS Americas Europe Asia 1Q14 1Q13 in €m Total Revenue 502.8 488.8 +2.9% +9% 28% 44% 28% 28% * 46% 26% 1Q14 1Q13 Growth Growth ex FX Americas 138.4 134.5 +2.9% +8% Europe 232.1 216.0 +7.5% +8% Asia 132.3 138.3 -4.3% +10%

Revenue by Product Line

IFRS

in €m	1Q14	1Q13	Growth	Growth ex FX
CATIA SW	187.5	197.6	-5.1%	+1%
ENOVIA SW	59.7	56.4	+5.9%	+12%
SOLIDWORKS SW	103.5	102.6	+0.9%	+5%
Other SW	98.9	89.8	+10.1%	+16%
Services	52.7	38.9	+35.5%	+40%
Total Revenue	**502.3**	**485.3**	**+3.5%**	**+9%**


1Q14
10%
37%
20%
21%
12%
1Q13
8%
19%
40%
21%
12%
CATIA SW
ENOVIA SW
SOLIDWORKS SW
Other SW
Services

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Revenue by Product Line

Non-IFRS

in €m	1Q14	1Q13	Growth	Growth ex FX
CATIA SW	187.5	197.6	-5.1%	+1%
ENOVIA SW	59.7	56.4	+5.9%	+12%
SOLIDWORKS SW	103.5	102.6	+0.9%	+5%
Other SW	99.4	93.3	+6.5%	+13%
Services	52.7	38.9	+35.5%	+40%
Total Revenue	**502.8**	**488.8**	**+2.9%**	**+9%**


1Q14
10%
37%
20%
21%
12%


1Q13
8%
21%
40%
19%
12%

- CATIA SW
- ENOVIA SW
- SOLIDWORKS SW
- Other SW
- Services

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Software Recurring Revenue Evolution Non-IFRS % of Software Revenue 100m€ 50m€ - 1Q13 1Q14 NB: Recurring software revenue excludes product development and other software revenue * Recurring Non-recurring 75% 73% 25% 27% 150m€ 200m€ 250m€ 350m€ 300m€ 400m€ 500m€ 450m€

* IFRS P&L (In millions of €, except per share data) Three months ended March 31, 2014 2013 y/y Software revenue 449.6 446.4 +0.7% New licenses 118.1 114.4 +3.2% Other software revenue 1.6 0.3 N/S Periodic licenses and Maintenance 329.9 331.7 (0.5%) Service and other revenue 52.7 38.9 +35.5% Total revenue 502.3 485.3 +3.5% Cost of Software revenue (24.8) (24.2) +2.5% Cost of Service and other revenue (46.4) (39.7) +16.9% Research and development (86.8) (94.8) (8.4%) Marketing and sales (175.9) (161.0) +9.3% General and administrative (49.8) (36.4) +36.8% Amortization of acquired intangibles (27.5) (24.3) +13.2% Other operating income and expense, net (10.8) (1.0) N/S Total operating expenses (422.0) (381.4) +10.6% Operating income 80.3 103.9 (22.7%) Financial revenue and other, net 3.9 6.1 (36.1%) Income tax expense (30.1) (35.4) (15.0%) Non-controlling interest (0.2) (0.9) (77.8%) Net Income (to equity holders of the parent) 53.9 73.7 (26.9%) Diluted net income per share (EPS) 0.42 0.58 (27.6%) Average diluted shares (Million) 127.6 126.7

* IFRS P&L (%) % of revenue Three months ended March 31, 2014 2013 Software revenue 89.5% 92.0% New licenses 23.5% 23.6% Other software revenue 0.3% 0.1% Periodic licenses and Maintenance 65.7% 68.3% Service and other revenue 10.5% 8.0% Total revenue 100.0% 100.0% Cost of Software revenue 4.9% 5.0% Cost of Service and other revenue 9.2% 8.2% Research and development 17.3% 19.5% Marketing and sales 35.0% 33.2% General and administrative 9.9% 7.5% Amortization of acquired intangibles 5.5% 5.0% Other operating income and expense, net 2.2% 0.2% Total operating expenses 84.0% 78.6% Operating income 16.0% 21.4% Financial revenue and other, net 0.8% 1.3% Income before income taxes 16.8% 22.7% Income tax rate (% of IBIT) 35.7% 32.2% Non-controlling interest 0.0% -0.2% Net Income (to equity holders of the parent) 10.7% 15.2%

* Non-IFRS P&L (In millions of €, except per share data) Three months ended March 31, 2014 2013 y/y Software revenue 450.1 449.9 +0.0% New licenses 118.1 114.4 +3.2% Other software revenue 1.6 0.3 N/S Periodic licenses and Maintenance 330.4 335.2 (1.4%) Service and other revenue 52.7 38.9 +35.5% Total revenue 502.8 488.8 +2.9% Cost of Software revenue (24.3) (24.1) +0.8% Cost of Service and other revenue (46.3) (39.6) +16.9% Research and development (79.0) (91.0) (13.2%) Marketing and sales (170.6) (158.0) +8.0% General and administrative (43.1) (34.4) +25.3% Total operating expenses (363.3) (347.1) +4.7% Operating income 139.5 141.7 (1.6%) Financial revenue and other, net 3.9 5.5 (29.1%) Income tax expense (50.4) (47.7) +5.7% Non-controlling interest (0.4) (0.9) (55.6%) Net Income (to equity holders of the parent) 92.6 98.6 (6.1%) Diluted net income per share (EPS) 0.73 0.78 (6.4%) Average diluted shares (Million) 127.6 126.7

* Non-IFRS P&L (%) % of revenue Three months ended March 31, 2014 2013 Software revenue 89.5% 92.0% New licenses 23.5% 23.4% Other software revenue 0.3% 0.1% Periodic licenses and Maintenance 65.7% 68.6% Service and other revenue 10.5% 8.0% Total revenue 100.0% 100.0% Cost of Software revenue 4.8% 4.9% Cost of Service and other revenue 9.2% 8.1% Research and development 15.7% 18.6% Marketing and sales 33.9% 32.3% General and administrative 8.6% 7.0% Total operating expenses 72.3% 71.0% Operating income 27.7% 29.0% Financial revenue and other, net 0.8% 1.1% Income before income taxes 28.5% 30.1% Income tax rate (% of IBIT) 35.1% 32.4% Non-controlling interest -0.1% -0.2% Net Income (to equity holders of the parent) 18.4% 20.2%

IFRS – Non-IFRS Reconciliation – 1Q14

Revenue and Gross Margin

(€ million, except % and per share data)	Three months ended March 31,						Increase (Decrease)	
	2014 IFRS	Adjustment	2014 non-IFRS	2013 IFRS	Adjustment	2013 non-IFRS	IFRS	Non-IFRS
TOTAL REVENUE	**502.3**	**0.5**	**502.8**	**485.3**	**3.5**	**488.8**	**+3.5%**	**+2.9%**
Total Revenue breakdown by activity								
Software revenue	449.6	0.5	450.1	446.4	3.5	449.9	+0.7%	+0.0%
New Licenses revenue	*118.1*			*114.4*			+3.2%	
Other software revenue	*1.6*			*0.3*			+433.3%	
Periodic and Maintenance revenue	*329.9*	*0.5*	*330.4*	*331.7*	*3.5*	*335.2*	*(0.5%)*	*(1.4%)*
Recurring portion of Software revenue	*73%*		*73%*	*74%*		*75%*		
Service and other revenue	52.7			38.9			+35.5%	
Total Revenue breakdown by product line								
CATIA SW revenue	187.5			197.6			(5.1%)	
ENOVIA SW revenue	59.7			56.4			+5.9%	
SOLIDWORKS SW revenue	103.5			102.6			+0.9%	
Other SW revenue	98.9	0.5	99.4	89.8	3.5	93.3	+10.1%	+6.5%
Service and other revenue	52.7			38.9			+35.5%	
Total Revenue breakdown by geography								
Americas revenue	138.4		138.4	133.4	1.1	134.5	+3.7%	+2.9%
Europe revenue	231.6	0.5	232.1	215.4	0.6	216.0	+7.5%	+7.5%
Asia revenue	132.3		132.3	136.5	1.8	138.3	(3.1%)	(4.3%)
Gross Margin								
Cost of Software revenue	(24.8)	0.5	(24.3)	(24.2)	0.1	(24.1)	+2.5%	+0.8%
Software Gross margin*	94.5%		94.6%	94.6%		94.6%		
Cost of Service and other revenue	(46.4)	0.1	(46.3)	(39.7)	0.1	(39.6)	+16.9%	+16.9%
Service Gross margin	12.0%		12.1%	(2.1%)		(1.8%)		

* No amortization of acquired intangibles is included in Software Gross margin calculation.

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IFRS – Non-IFRS Reconciliation – 1Q14

Expenses & Earnings

(€ million, except % and per share data)	Three months ended March 31,						Increase (Decrease)	
	2014 IFRS	Adjustment	2014 non-IFRS	2013 IFRS	Adjustment	2013 non-IFRS	IFRS	Non-IFRS
Total Operating Expenses	**(422.0)**	**58.7**	**(363.3)**	**(381.4)**	**34.3**	**(347.1)**	**+10.6%**	**+4.7%**
Share-based compensation expense	(20.4)	20.4	-	(9.0)	9.0	-	-	-
Amortization of acquired intangibles	(27.5)	27.5	-	(24.3)	24.3	-	-	-
Other operating income and expense, net	(10.8)	10.8	-	(1.0)	1.0	-	-	-
Operating Income	**80.3**	**59.2**	**139.5**	**103.9**	**37.8**	**141.7**	**(22.7%)**	**(1.6%)**
Operating Margin	**16.0%**		**27.7%**	**21.4%**		**29.0%**		
Financial revenue & other, net	3.9		3.9	6.1	(0.6)	5.5	(36.1%)	(29.1%)
Income tax expense	(30.1)	(20.3)	(50.4)	(35.4)	(12.3)	(47.7)	(15.0%)	+5.7%
Non-controlling interest	(0.2)	(0.2)	(0.4)	(0.9)	0.0	(0.9)	(77.8%)	(55.6%)
Net Income	**53.9**	**38.7**	**92.6**	**73.7**	**24.9**	**98.6**	**(26.9%)**	**(6.1%)**
Diluted net income per share, in €	**0.42**	**0.31**	**0.73**	**0.58**	**0.20**	**0.78**	**(27.6%)**	**(6.4%)**

(€ million)	Three months ended March 31,					
	2014 IFRS	Adjust.	2014 non-IFRS	2013 IFRS	Adjust.	2013 non-IFRS
Cost of revenue	(71.2)	0.6	(70.6)	(63.9)	0.2	(63.7)
Research and development	(86.8)	7.8	(79.0)	(94.8)	3.8	(91.0)
Marketing and sales	(175.9)	5.3	(170.6)	(161.0)	3.0	(158.0)
General and administrative	(49.8)	6.7	(43.1)	(36.4)	2.0	(34.4)
Total Share-based compensation expense		**20.4**			**9.0**	

3DS.COM © Dassault Systèmes | Q1 2014 Earnings Presentation

58

DASSAULT SYSTEMES | The 3DEXPERIENCE Company

* Financial Revenue & Other Non-IFRS €m 1Q14 1Q13 Growth Interest Income 7.7 5.1 51% Interest Expense (1.1) (0.5) 120% Financial net Income 6.6 4.6 43% Exchange Gain / Loss Other Income / Loss (2.8) 0.1 0.9 0.0 (411%) N/S Total 3.9 5.5 (29%)

Exchange Rate Evolution From assumptions to actual data Average $/€ rate 1.32 1.37 * 1Q14: 1.37 in average * Market rate – do not include hedging Average Exchange rates 2014 2013 % change YTD USD 1.37 1.32 +4% YTD JPY 140.8 121.8* +16% $/€ – 1Q14 / 1Q13 Variance 1Q13: 1.32 in average ¥/€ – 1Q14 / 1Q13 Variance 1Q13: 121.8 in average Average ¥/€ rate 121.8 140.8 1Q14: 140.8 in average Breakdown of P&L by currency for Q1 2014 USD JPY Revenue (As a % of Revenue) 32.3% 13.9% Operating Expenses (As a % of Expenses) 33.8% 5.3%

Comparing 1Q14 with Objectives at mid-range Non-IFRS Revenue Operating Expenses Operating Profit Operating Margin 1Q14 Guidances mid-range Growth YoY 495.6 +1.4% (373.4) +7.6% 122.2 -13.8% 24.7% -4.3pt $ Impact on Rev./Exp. 3.1 (2.5) 0.6 JPY Impact on Rev./Exp. Other incl. GBP, WON, and other currencies and Hedging (0.4) 0.1 (0.3) (2.6) 1.6 (1.0) Total FX 0.1 (0.8) (0.7) -0.2pt Activity / Cost Control / Other 7.1 10.9 18.0 +3.2pt Delta: Reported vs guidances 7.2 10.1 17.3 +3.0pt 1Q14 Reported Growth YoY 502.8 +2.9% (363.3) +4.7% 139.5 -1.6% 27.7% -1.3pt 1Q13 Reported 488.8 (347.1) 141.7 29.0% *

Estimated FX impact on 1Q14 Op. Results Non-IFRS * € millions QTD Total Revenue Operating Expenses Operating Income Operating Margin 1Q14 Reported 502.8 (363.3) 139.5 27.7% 1Q13 Reported Growth as reported 488.8 + 2.9% (347.1) + 4.7% 141.7 -1.6% 29.0% -1.3 pt Impact of Actual Currency Rates USD impact (5.7) 4.1 (1.6) JPY impact (Not hedged) (9.7) 2.4 (7.3) Other currencies impact and Hedging (10.3) 5.0 (5.3) Total FX Impact adjustment (25.7) 11.5 (14.2) 1Q13 @ 1Q14 rates Growth exFX 463.1 + 9% (335.6) + 8% 127.5 + 9% 27.5% + 0.2 pt

Balance Sheet IFRS End of Mar-14 End of Dec-13 Variation Mar-14 / Dec-13 End of Mar-13 Variation Mar-14 / Mar-13 (in millions of €) * Cash and cash equivalents 1,665.2 1,737.9 -72.7 1,393.9 +271.3 Short-term investments 109.3 65.8 +43.5 132.7 -23.4 Accounts receivable, net 462.6 472.6 -10.0 428.6 +34.0 Other current assets 175.1 143.7 +31.4 155.1 +20.0 Total current assets 2,412.2 2,420.0 -7.8 2,110.3 +301.9 Property and equipment, net 102.7 100.4 +2.3 109.0 -6.3 Goodwill and Intangible assets, net 1,706.2 1,531.7 +174.5 1,448.0 +258.2 Other non current assets 129.3 135.8 -6.5 149.3 -20.0 Total Assets 4,350.4 4,187.9 +162.5 3,816.6 +533.8 Accounts payable 85.8 85.0 +0.8 83.5 +2.3 Unearned revenue 580.7 489.0 +91.7 559.1 +21.6 Short-term debt 20.4 20.0 +0.4 24.0 -3.6 Other current liabilities 298.5 294.3 +4.2 313.0 -14.5 Total current liabilities 985.4 888.3 +97.1 979.6 +5.8 Long-term debt 360.5 360.0 +0.5 36.0 +324.5 Other non current obligations 356.1 315.5 +40.6 309.8 +46.3 Total long-term liabilities 716.6 675.5 +41.1 345.8 +370.8 Non-controlling interest 33.4 13.6 +19.8 18.9 +14.5 Parent Shareholders' equity 2,615.0 2,610.5 +4.5 2,472.3 +142.7 Total Liabilities and Shareholders' Equity 4,350.4 4,187.9 +162.5 3,816.6 +533.8

Trade Accounts Receivables / DSO IFRS 79 67 77 80 76 72 78 83 74 75 77 83 78 76 86 89 76 71 80 91 76 73 87 90 77 64 73 79 69 58 75 83 * 0 days 10 days 20 days 30 days 40 days 50 days 60 days 70 days 80 days 90 days 100 days

* Consolidated Statement of Cash Flows IFRS (in millions of €) Net income attributable to equity holders of the parent 53.9 73.7 -19.8 Non-controlling interest 0.2 0.9 -0.7 Net income 54.1 74.6 -20.5 Depreciation of property & equipment 8.2 8.0 +0.2 Amortization of intangible assets 29.1 25.9 +3.2 Other non cash P&L items 11.3 (4.3) +15.6 Changes in working capital 79.6 80.8 -1.2 Net Cash Provided by (Used in) Operating Activities (I) 182.3 185.0 -2.7 Additions to property, equipment and intangibles (4.8) (14.0) +9.2 Payment for acquisition of businesses, net of cash acquired (159.9) - -159.9 Sale of fixed assets 0.8 0.2 +0.6 Sale (Purchase) of short-term investments, net (43.2) 28.3 -71.5 Purchase of investments, loans and others (5.6) (0.1) -5.5 Net Cash Provided by (Used in) Investing Activities (II) (212.7) 14.4 -227.1 Repurchase of common stock (53.5) - -53.5 Proceeds from exercise of stock-options 13.3 13.3 +0.0 Net Cash Provided by (Used in) Financing Activities (III) (40.2) 13.3 -53.5 Effect of exchange rate changes on cash and cash equivalents (IV) (2.1) 21.9 -24.0 Increase (Decrease) in Cash (V) = (I)+(II)+(III)+(IV) (72.7) 234.6 -307.3 Cash and cash equivalents at Beginning of Period 1,737.9 1,159.3 Cash and cash equivalents at End of Period 1,665.2 1,393.9 Cash and cash equivalents variation (72.7) 234.6 1Q14 1Q13 Variation

Operating Expenses Evolution Headcount Closing H/C –Mars 2014 49% 42% 9% At Closing - TOTAL G&A 1,016 840 +21% Total 11,424 10,158 +12% 912 +11% 10,685 +7% At Closing - Mar-14 Mar-13 % growth Dec-13 % growth M&S + COR Ser 5,551 4,822 +15% 4,999 +11% R&D + COR SW 4,857 4,496 +8% 4,774 +2%

* FY 2014 estimated deferred revenue write-down of ~€3m FY 2014 estimated share-based compensation expenses: ~€40m FY 2014 estimated amortization of acquired intangibles: ~€110m These estimates do not include any new stock option or share grants, or any new acquisitions or restructurings completed after April 24, 2014. The Company’s non-IFRS financial objectives for 2014 include Accelrys, while the above non-IFRS adjustments do not take into account the impact of the Accelrys acquisition, for which accounting elements will be included in the 2014 second quarter earnings announcement. IFRS 2014 Objectives Accounting elements not included in the non-IFRS 2014 Objectives

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